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                                                                   EXHIBIT 10.10

                          Interim Services Agreement

     This Interim Services Agreement (the "Agreement") is made and entered into as of December 20, 1999, by SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint PCS"), and Independent Wireless One Corporation, a Delaware corporation ("IWO").

                                   RECITALS
                                   --------

     A. Sprint PCS and IWO have entered into (i) a Management Agreement, dated February 9, 1999, as amended by Addendum I thereto dated February 9, 1999 and Addendum II thereto dated the date hereof (the "Management Agreement"), and (ii) an Asset Purchase Agreement, dated February 9, 1999, as amended by a First Amendment dated as of even date herewith (the "Asset Purchase Agreement") pursuant to which Sprint PCS has agreed to sell the Assets (as defined in the Asset Purchase Agreement), including the Retail Related Assets and the Network Related Assets (as such terms are defined in the Asset Purchase Agreement), to IWO.

     B. Both Sprint PCS and IWO desire to set forth terms and conditions regarding Sprint PCS' provision of operational, management and maintenance services with respect to the Retail Related Assets and the Network Related Assets until, in each case, such assets are delivered to IWO pursuant to the terms and conditions of the Asset Purchase Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

     1. Network Services. Until March 31, 2000, Sprint PCS will operate, manage and maintain all Network Related Assets ("Network Services") at a service level equivalent to that maintained by Sprint PCS in its owned markets.
Network Services provided to IWO will include without limitation (i) payment of all expenses, including, but not limited to, site lease payments, backhaul costs, interconnection costs and utility expenses, site maintenance costs, network employee and engineer salaries, benefits, disability, withholding and other employment taxes, and other employment expenses, all costs and expenses relating to the Albany Switch and the Manchester Switch, all vehicle related expenses and lease payments, all costs and expenses relating to re-homing of all cell sites from the Sprint PCS Network to the IWO Network and all taxes relating to any of the foregoing, (ii) all maintenance and operations expenses relating to the Network Related Assets and other Assets and (iii) all expenses for interest, taxes, and depreciation of assets in use. On the 10th day of each calendar month from February through April, 2000, IWO will pay Sprint PCS a monthly fee of $[***] for Network Services

*** Confidential portions omitted and filed separately with the Commission.

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provided during the preceding month; provided, however, that such fee will be reduced or increased by the employee salaries, benefits, disability, withholding and other employment taxes, and other employment expenses of the engineers and network-related employees (other than the three RF engineers whose termination is already reflected in the stated fee) that are terminated or hired by Sprint PCS before March 31, 2000; provided further that Sprint PCS shall not hire any employees in excess of those needed to provide the Network Services hereunder.

     2. Switching Services. Until December 31, 2000, Sprint PCS will provide switching services and backhaul to IWO from Sprint PCS' Boston switch at a service level equivalent to that maintained by Sprint PCS in its owned markets. On the 10th day of each calendar month from February, 2000 through January, 2001, IWO will pay Sprint PCS a monthly fee of $[***] for switching and backhaul services provided during the preceding month. If IWO requests that switching services and backhaul continue beyond December 31, 2000, the parties will renegotiate the pricing of such services.

     3. Retail Operations Services. Until February 1, 2000 Sprint PCS will provide retail operations and operate, manage and maintain all Retail Assets and the retail operations in the service area ("Retail Services") service level equivalent to that maintained by Sprint PCS in its owned markets. Retail Services provided to IWO will include without limitation (i) payment of all expenses and commissions, including, but not limited to, retail store lease payments, utilities expenses, retail and Headquarters (as defined in the Asset Purchase Agreement) and sales employee salaries, benefits, disability, withholding and other employment taxes, and other employment expenses (including retail sales, business-to-business sales, sales management and administration), advertising design, placement, and purchasing expenses, and all local (and not national in scope) handset promotional expenses, (ii) all maintenance, repair and operations expenses relating to the Retail Related Assets and (iii) all expenses for interest, taxes and depreciation of Retail Related Assets in use. On February 10, 2000, IWO will pay Sprint PCS a fee of $[***] for Retail Services provided during January; provided, however, that such fee will be reduced or increased by the employee salaries, benefits, disability, withholding and other employment taxes, and other employment expenses of the retail, headquarters and sales employees that are terminated or hired by Sprint PCS before February 1, 2000; provided further that Sprint PCS shall not hire any employees in excess of those needed to provide the Retail Services hereunder.

     4. Term. This Agreement is effective upon execution by both parties and shall continue in effect until December 31, 2000 unless terminated earlier by a written instrument signed by both parties; provided, however that any payment obligations that accrued during the term of this Agreement will survive termination. Sprint PCS' obligation to provide certain services under this Agreement will terminate on the dates set forth in Sections 1, 2 and 3 above.

     5. Indemnification. Sprint PCS and IWO shall indemnify each other in accordance with and pursuant to the terms of Section 6 of the Sprint PCS Services Agreement dated February 9, 1999 in connection with the delivery of the services being provided hereunder.

     6. Entire Agreement and Binding Effect. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference), the Management Agreement including all addenda thereto, the Asset Purchase Agreement, as

*** Confidential portions omitted and filed with the Commission.

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amended, the Sprint PCS Services Agreement dated as of February 9, 1999, the
Sprint Spectrum Trademark and Service Mark License Agreement, and the Sprint Trademark and Service Mark License Agreement referenced in the Agreement contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference.

     7. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

     8. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validity given, made or served if given, made or served in accordance with the Management Agreement.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

     10. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     11. Event of Termination. The parties agree that in the event of a termination of the Management Agreement, Sprint PCS and IWO shall, in addition to any other remedies that may be available at law or in equity, have the right to terminate this agreement (to the extent that such party had the right to terminate the Management Agreement) upon written notice to the other party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



     SPRINT PCS:        SPRINT SPECTRUM L.P.

                        By:    /s/ Bernard A. Bianchino
                           -----------------------------------------------------
                           Name:  Bernard A. Bianchino
                                ------------------------------------------------
                           Title: Chief Business Development Officer-Sprint PCS
                                 -----------------------------------------------


     IWO:               INDEPENDENT WIRELESS
                        ONE CORPORATION

                        By:   /s/ Solon L. Kandel
                           ----------------------------------------------------
                           Name:  Solon L. Kandel
                                -----------------------------------------------
                           Title: President and CEO
                                 ----------------------------------------------

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